Exhibit 10.3

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (the "Agreement"), dated as of December 28, 2009, is entered into by and among China Valves Technology, Inc. (the "Company") and Rodman & Renshaw, LLC (the "Placement Agent"). Defined terms not otherwise defined herein shall have the meanings set forth in the Engagement Agreement (as defined below).

WHEREAS, pursuant to an engagement agreement dated December 24, 2009 (the "Engagement Agreement"), the Company engaged the Placement Agent as its placement agent on "reasonable best efforts" basis in connection with a proposed placement of registered securities of the Company; and

WHEREAS, the Company and the Placement Agent desire to amend the Engagement Agreement as set forth hereunder.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

1.

Amendment. The reference in the first paragraph of the Engagement Agreement to the number of Shares offered in the Placement shall be increased from 333,334 to 3,333,334 on the same terms and conditions as set forth therein, including increase in the number of Warrants issuable in connection therewith from having an aggregate exercise price of up to $450,000 to up to 4,500,000. It is understood and agreed that the Placement will occur pursuant to at least two separate securities purchase agreements in two or more closings with the first such Placement of $3 million having occurred on December 28, 2009. The term of the Engagement Agreement shall be extended to December 31, 2009.

2.

Miscellaneous.

(a)         Except as expressly set forth above, all of the terms and conditions of the Engagement Agreement shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

(b)         This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

CHINA VALVES TECHNOLOGY, INC.

By:    /s/ Siping Fang
Name: Siping Fang
Title:   CEO

RODMAN & RENSHAW, LLC

By:    /s/ Edward Rubin
Name: Edward Rubin
Title:   CEO